Exhibit a.2

CERTIFICATE OF CORPORATE RESOLUTION

ARGET MATURITY PUERTO RICO FUND, INC.

CERTIFICATE OF CORPORATE RESOLUTION

I, Carlos V. Ubiñas, of legal age, married, attorney-at-law, and resident of San Juan, Puerto Rico, as Secretary of the Board of Directors of Target Maturity Puerto Rico Fund, Inc. (the "Fund"), hereby certify that the Board of Directors of the Fund consented and approved the adoption of the following resolutions and each and every action effected hereby:

WHEREAS, the Fund was incorporated on July 12, 2002, by a Certificate of Incorporation filed with the Puerto Rico Department of State;

WHEREAS, in view that as of the date hereof, the Fund has not issued any capital stock, and therefore the Board has the authority to amend its Certificate of Incorporation;

WHEREAS, it is in the best interests of the Fund to change its name to **Puerto Rico AAA Portfolio Target Maturity Fund, Inc.** and to clarify certain sections of the Certificate of Incorporation;

WHEREAS, it is also in the best interests of the Fund to change the fiscal year-end of the Fund from July 31st to June 30th of each year;

NOW, THEREFORE, IT IS HEREBY RESOLVED, that is in the best interest of the Fund to change its name to **Puerto Rico AAA Portfolio Target Maturity Fund, Inc.**;

FURTHER RESOLVED, that a copy of the attached AMENDED AND RESTATED CERTIFICATE OF INCORPORATION shall be filed, along with a Certificate of Corporate Resolution signed in original form, with the Puerto Rico Department of State, and such AMENDED AND RESTATED CERTIFICATE OF INCORPORATION will be inserted in the Minute Book of the Fund.

FURTHER RESOLVED, that the fiscal year-end of the Fund will be June 30th of each year.

IN WITNESS WHEREOF, the undersigned hereby certify that the above resolutions were duly adopted by the Board of Directors of the Fund on July 18th, 2002.

Carlos V. Ubiñas
Secretary